SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 11, 2005

METRO ONE TELECOMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Oregon	0-27024	93-0995165
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11220 Murray Scholls Place
Beaverton, Oregon  97007
(Address of principal executive offices and Zip Code)

Registrant’s telephone number, including area code: (503) 643-9500

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On March 11, 2005, the Board of Directors of Metro One Telecommunications, Inc. (the “Company”), on the recommendation of the Compensation Committee, accelerated the vesting of all unvested stock options, all of which were “out-of-the-money,” granted to employees and officers under the Company’s 1994 Stock Incentive Plan and 2004 Stock Incentive Plan.  As a result, options to acquire approximately 450,628 shares of the Company’s common stock, which otherwise would have vested from time to time over the next approximately three years, became immediately exercisable.  The exercise prices of such options range from $1.48 to $38.00 per share, and the weighted average exercise price is $6.61.  The closing price of the Company’s common stock on the Nasdaq National Market Quotation System as of the date of acceleration was $1.43.  All other terms and conditions applicable to outstanding stock option grants remain in effect.

Of the accelerated options, the following were held by the named executive officers of the Company:

Name	Title	Exercise Price Range	Number of Shares Issuable Under Accelerated Options

Timothy A. Timmins	President and Chief Executive Officer	$5.10	25,000

Gary E. Henry	Executive Vice President — Chief Operating Officer	$2.91 – $25.50	78,124

Karen L. Johnson	Senior Vice President — Corporate Development	$2.91 – $25.50	7,810

James Liggett	Senior Vice President — Sales and Marketing	$2.02	20,312

Duane C. Fromhart	Senior Vice President — Chief Financial Officer	$2.91 – $25.50	5,371

Total Named Executive Officers		$2.02 – $25.50	136,617

The Board of Directors considered several factors in determining to accelerate the vesting of these options, including the effect on the Company’s reported stock option expense in future periods, the comparability of the Company’s statements of operations in prior and subsequent periods, and the potential benefit to the Company and its shareholders in retaining the services of affected officers and employees.  Statement of Financial Accounting Standard No. 123 (revised 2004) “Share-Based Payment,” or SFAS 123, will require the Company to treat unvested stock options as an expense effective at the beginning of its third fiscal quarter of 2005.  The Company believes that acceleration of vesting of the approximately 450,628 stock options will reduce the stock option expense it otherwise would have been required to recognize under SFAS 123 by approximately $652,000 in 2005, $427,000 in 2006 and $121,000 in 2007 on a pre-tax basis.  The Company further believes that it will thereafter not be required to recognize any compensation cost in future periods associated with these options.  However, there can be no assurance that the acceleration will not result in some future compensation cost.

For the first quarter of 2005, the Company anticipates making proforma footnote disclosure, in accordance with Accounting Principles Bulletin No. 25, of compensation expense in the amount of $1,940,000, which figure includes one-time compensation expense of $1,584,000 resulting from acceleration of the vesting of the affected stock options, as described above.

Also on March 11, 2005, the Board of Directors, on the recommendation of the Compensation Committee, granted options under the 2004 Stock Incentive Plan to officers and employees to acquire 620,250 shares of the Company’s common stock at an exercise price of $1.43 per share, of which options to acquire a total of 221,500 shares were granted to the five named executive officers.  These options become exercisable in quarterly increments over a four-year period, subject to early termination in the event of employment, disability or death.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 17, 2005		METRO ONE TELECOMMUNICATIONS, INC.

	By:	/s/ Duane C. Fromhart
Duane C. Fromhart
Chief Financial Officer